UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2019

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On November 26, 2019, ANI Pharmaceuticals, Inc. (the “Company,” “we” or “us”) announced that Arthur Przybyl, President and CEO, Robert Schrepfer, Senior Vice President Business Development & Specialty Sales, and Mark Ginski, Vice President Cortrophin Product Development, will present at the Evercore ISI HealthCONx Conference in Boston, Massachusetts. The presentation will be webcast live at http://wsw.com/webcast/evercore4/anip/ at 10:15 AM ET on Tuesday, December 3, 2019. The live webcast will be archived and available for 90 days following the presentation.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press release, dated November 26, 2019, issued by ANI Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance and Chief Financial Officer
Dated: November 26, 2019